Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 20, 2024 relating to the financial statements of Spire Missouri Inc. appearing in the Annual Report on Form 10-K of Spire Missouri Inc. for the year ended September 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

St. Louis, Missouri

May 7, 2025